Exhibit 107

Calculation of Filing Fee Tables

FORM S-4
(Form Type)

Neogen Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.16 per share	Other(2)	111,501,206 (1)	N/A	$3,774,315,823.10	$0.0000927	$349,879.08
	Total Offering Amounts					$3,774,315,823.10		$349,879.08
	Total Fees Previously Paid							$0.00
	Total Fees Offsets							$0.00
	Net Fee Due							$349,879.08
(1)
Represents an estimate of the maximum number of shares of common stock, par value $0.16 per share, of Neogen Corporation (“Neogen common stock”) issuable to holders of common stock of Garden SpinCo Corporation (“Garden SpinCo”) upon completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 13, 2021, by and among 3M Company, Garden SpinCo, Neogen Corporation (“Neogen”) and Nova RMT Sub, Inc. (the “Merger Agreement”), as described in the registration statement on Form S-4 of Neogen with which this exhibit is filed. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Neogen common stock as may be issuable as a result of stock splits, stock dividends or the like.

(2)
Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) and Rule 457(f) under the Securities Act based on $33.85, the average of the high and low prices of the shares of Neogen common stock into which the shares of Garden SpinCo common stock will be converted pursuant to the Merger Agreement, as reported on Nasdaq on March 14, 2022, which amount represents the aggregate value of the shares of Garden SpinCo common stock to be acquired by Neogen in connection with the merger.